Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

RITE Reduces Potential Dilution by Nearly 2 Billion Shares and Caps the Series NMC Sinking-Fund Obligation. DALLAS, Texas — October 2, 2026 — MineralRite Corporation (OTC: RITE) today announced that it has completed a transaction that reduces the potential dilution that would have resulted from full exercise of the Series NMC warrants without a repurchase and establishes a contractual ceiling on the total amount payable under the sinking fund for the Series NMC Preferred Stock.

Repurchase of nearly 3.9 million Series NMC Preferred shares reduces potential dilution by nearly 2 billion shares

When RITE acquired the three leases and tailings from NMC, Inc., it issued 6.9 million Series NMC Preferred shares and warrants to acquire an additional 6.9 million Series NMC Preferred shares. Subsequently, in a private transaction, Abstract Concepts 1618 LLC acquired from NMC, Inc. the 6.9 million Series NMC Preferred shares and 6.9 million associated warrants, together with the rights, preferences and obligations associated with those securities. RITE was not a party to that transaction and issued no new securities in connection with Abstract's acquisition. Accordingly, exercise of all of the warrants would have resulted in 13.8 million Series NMC Preferred shares outstanding.

Under the transaction just completed with Abstract, RITE repurchased approximately 3.9 million of the outstanding Series NMC Preferred shares coincident with the irrevocable exercise of the 6.9 million Series NMC warrants. The shares issuable upon exercise of those warrants will be issued when duly authorized and available for issuance.

After giving effect to the repurchase of approximately 3.9 million Series NMC Preferred shares and the issuance of 6.9 million shares upon the warrant exercises, approximately 9.9 million Series NMC Preferred shares are expected to be outstanding, thereby reducing by approximately 3.9 million the number of shares that would have been outstanding had all of the warrants been exercised without a repurchase.

Each share of Series NMC Preferred stock is convertible into 500 shares of common stock. The Series NMC Preferred remains subject to the sinking fund, however, and shares repurchased under it, to the extent the Company has funds available, would not be converted.

The difference is particularly significant to RITE's common shareholders. If the outstanding Series NMC Preferred shares are not repurchased under the sinking fund and are instead converted into common stock, the repurchase will have avoided the issuance of approximately 2.0 billion shares of common stock compared with exercise of all of the warrants without a repurchase.

Contractual cap limits the total Series NMC sinking-fund amount to approximately $269 million

RITE’s Series NMC Preferred shares were previously subject to a sinking-fund provision under which the dollar cost to the Company of satisfying its repurchase obligation increased by 5% annually. Under the new agreement, the accreted value of the Series NMC Preferred, approximately $27.23 per share or approximately $269 million in the aggregate, is fixed and will no longer accrete by 5% annually. The cap applies to all of the Series NMC Preferred shares that will be outstanding after the transaction, all of which are held by Abstract, and any transfer of those shares is conditioned on the transferee agreeing in writing to be bound by the same terms. The cap is a contractual agreement between the Company and Abstract.

Repurchases under the sinking fund remain contingent upon the availability of sufficient funds and are made only as the Company has the financial resources to fund them. Under the original agreement governing the Series NMC Preferred, whose rights Abstract now holds, the Company is required to make a portion of the funds it raises or otherwise generates available for additional sinking-fund repurchases of Series NMC Preferred shares.

Before the transaction, 6.9 million Series NMC Preferred shares were outstanding and Abstract held warrants to acquire 6.9 million additional shares, for a potential total of 13.8 million shares. At today’s buy-back price of approximately $27.23 per share, the aggregate sinking-fund exposure for those 13.8 million shares, if all of the warrants were exercised, would have been approximately $375.8 million. Additionally, that amount would increase by 5% annually.

As a result of the transaction, approximately 9.9 million shares are expected to be outstanding, and at the buy-back price of approximately $27.23 per share, the aggregate sinking-fund exposure is approximately $269 million.

Without the addition of the cap, that amount would continue to increase by 5% annually, or approximately $13.5 million per year. Under the new agreement, that amount is fixed at approximately $269 million and will not increase.

How RITE accomplished the transaction

RITE accomplished the preferred-stock repurchase through an integrated transaction with Abstract, rather than by making a corresponding cash payment to Abstract under the Series NMC sinking-fund provisions.

Under the integrated structure, RITE repurchased approximately 3.9 million Series NMC Preferred shares, which ceased to be outstanding. At the same time, Abstract and its affiliates irrevocably exercised the previously outstanding warrants they owned for 53,500 shares of Series D Preferred Stock and 6,900,000 shares of Series NMC Preferred Stock. Those shares will be issued when duly authorized and available for issuance.

To effectuate the repurchase, RITE issued an approximately $106.7 million promissory note to Abstract. Abstract then applied the note toward the repurchase of royalty interests and the exercise of the Series D and Series NMC warrants. Those applications fully satisfied the note, which was then cancelled, allowing RITE to complete the approximately $106.7 million repurchase without a corresponding cash payment by the Company. Because the exercise prices of the warrants were satisfied through application of the Company’s own note, the Company also received no cash proceeds from the warrant exercises.

Filing of a Restated Certificate of Formation with the Texas Secretary of State

RITE obtained the required approvals from the holders of its preferred-stock series and is in the process of filing a Restated Certificate of Formation with the Texas Secretary of State. Upon effectiveness, the Restated Certificate will set the authorized numbers of Series D Preferred Stock and Series NMC Preferred Stock at 60,000 and 10,000,000 shares, respectively. Upon effectiveness, the Restated Certificate will provide the authorized Series D and Series NMC Preferred shares necessary to issue the shares underlying the warrant exercises completed as part of the transaction, without increasing the Company’s total authorized preferred stock.

The Restated Certificate also clarifies the treatment of repurchased or otherwise reacquired preferred shares, incorporates into each preferred-stock designation an existing Bylaw requirement concerning action by written consent, and corrects various scrivener’s errors.

Related-party transaction

Abstract Concepts 1618 LLC, which is owned and managed by Lloyd B. Hendricks III, is a related party of RITE because it beneficially owns more than 5% of the Company’s common stock. Mr. Hendricks and his affiliates are subject to a Shareholder Control Limitation and Standstill Agreement as previously reported in a Form 8-K filed on May 7, 2026. The prices for the Series NMC repurchase, the royalty repurchases and the warrant exercises followed existing contractual terms, and RITE and Abstract worked together to negotiate the cashless structure and the sinking-fund cap. Additional information is available in RITE’s Current Report on Form 8-K filed with the SEC today.

Management Commentary

“This transaction was possible in large part because of RITE’s longstanding relationship with Abstract and our ability to work together to find solutions that make sense for both parties,” said James Burgauer, President and CEO of MineralRite Corporation. “Rather than looking at the preferred shares, the warrants, the royalty interests and the sinking-fund obligation as separate issues, we were able to bring them together into a single transaction that produced a significant benefit for RITE and its shareholders.”

Burgauer continued, “The result speaks for itself. We repurchased approximately 3.9 million Series NMC Preferred shares, representing approximately 2 billion shares of common stock that would otherwise have been potentially issuable upon conversion had the warrants been exercised without a repurchase; agreed with Abstract to a contractual cap of approximately $269 million on the total amount payable under the Series NMC sinking fund; and completed the approximately $106.7 million repurchase through an integrated non-cash exchange, without a cash payment by the Company. I believe this transaction demonstrates the value that can be created when parties with a longstanding business relationship are willing to work together toward a mutually beneficial result.”

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About MineralRite Corporation

MineralRite Corporation is focused on the evaluation, remediation, recycling, and potential recovery of mineral values from existing materials, including previously processed mine tailings and other resource-bearing substrates. The Company’s strategy is centered on resource recovery and monetization from existing materials, rather than greenfield mining exploration or development activities. The Company believes this approach may represent a more efficient path toward potential operations and may allow for reduced upfront capital commitments through a more staged investment profile. Traditional greenfield exploration and development projects can require significant capital expenditures prior to the confirmation of any recoverable resources. Even with this approach, outcomes will depend on technical, economic, and regulatory factors.

The Company is in the early stages of development and has not yet established any mineral resources or reserves under SEC Regulation S-K Subpart 1300, nor does it currently have any revenue-generating operations.

Contact:

MineralRite Corporation Investor Relations

Email: investor-relations@mineral-rite.com

Safe Harbor Disclosure

Forward-Looking Statements: Certain information set forth in this communication contains “forward-looking statements” within the meaning of applicable U.S. federal securities laws, including Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). MineralRite Corporation’s common stock is exempt from the definition of “penny stock” under Section 3(a)(51) of the Exchange Act and Rule 3a51-1 promulgated thereunder. Accordingly, the statutory safe harbor provisions of Section 21E of the Exchange Act are available to the Company with respect to forward-looking statements made herein. Nonetheless, investors are cautioned that forward-looking statements are subject to known and unknown risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such statements. Investors are cautioned not to place undue reliance on forward-looking statements. The Company also relies upon applicable common-law protections, including the “bespeaks caution” doctrine, together with the meaningful cautionary statements contained herein.

Except for statements of historical fact, certain information contained in this communication constitutes forward-looking statements, including, without limitation, statements concerning the matters discussed herein; the Company’s current and planned projects, operations, business opportunities and strategic initiatives; financing, development and monetization activities; regulatory and market-related matters; and management’s expectations, beliefs, assumptions, objectives and plans.

The Company is in the early stages of development, has not established any mineral resources or mineral reserves under SEC Regulation S-K Subpart 1300, and currently has no revenue-generating operations. The Company has limited capital resources, and there can be no assurance that the Company will have sufficient funding to achieve its objectives or to continue operations; the Company may need to obtain additional financing, which may not be available on acceptable terms or at all. Mineral exploration, resource recovery, remediation, recycling, and related operations involve substantial risks and uncertainties, including technical, operational, metallurgical, environmental, permitting, regulatory, financing, commodity-price, liquidity, and market-related risks. The Company's evaluation of the Skull Valley project relies in part on historical third-party technical data that has not been fully independently verified, and the Company was unable to contact all historical analytical groups associated with prior work. The limited sampling conducted during Phase 1 is not representative of the tailings as a whole and may not be indicative of results achievable in Phase 2 or at scale. Projects involving the reprocessing of previously processed tailings materials are subject to additional uncertainties, including variability in material composition, prior processing impacts on recoverability, and limited comparability with greenfield mineral deposits. There can be no assurance that the Company will successfully implement its business plans, obtain necessary financing or permits, achieve operational objectives, establish economically recoverable resources, or realize any economic benefit from its projects, strategic initiatives, remediation activities, recycling operations, environmental-credit-related initiatives, or capital-structure management activities.

Although management believes the assumptions underlying the forward-looking statements are reasonable, there can be no assurance that such assumptions will prove correct. Actual results, performance, or developments may differ materially from those anticipated or implied by the forward-looking statements contained herein. For a more comprehensive discussion of risk factors that could cause actual results to differ from those described in forward-looking statements, investors should review the Company's filings with the U.S. Securities and Exchange Commission, including the risk factors described in the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as applicable. All forward-looking statements in this communication are made as of the date hereof. The Company undertakes no obligation to update forward-looking statements except as required by applicable law. Investors are cautioned not to place undue reliance on forward-looking statements.

No Offer or Solicitation. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No public offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.